Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
AND JURISDICTION OF INCORPORATION OR ORGANIZATION

AdEdge Exports, Inc.	Georgia
AdEdge Holdings, LLC	Georgia
AdEdge India Water Technologies Private Limited*	India
AdEdge Water Technologies, LLC	Georgia
BlueInGreen, LLC	Arkansas
Chart Asia Investment Company Limited	Hong Kong
Chart Asia, Inc.	Delaware
Chart Australia Pty Ltd	Australia
Chart Cryogenic Distribution Equipment (Changzhou) Company Limited*	China
Chart Cryogenic Engineering Systems (Changzhou) Co., Ltd.	China
Chart D&S India Private Limited	India
Chart Energy & Chemicals, Inc.	Delaware
Chart Ferox, a.s.	Czech Republic
Chart Germany GmbH	Germany
Chart Inc.	Delaware
Chart Industries (Gibraltar) Limited	Gibraltar
Chart Industries Japan Co., Ltd.	Japan
Chart Industries Luxembourg S.à r.l.	Luxembourg
Chart Industries Limited	United Kingdom
Chart Industries (Malaysia) Sdn. Bhd.	Malaysia
Chart International Holdings, Inc.	Delaware
Chart International, Inc.	Delaware
Chart Italy Holdings S.r.l.	Italy
Chart Latin America S.A.S.	Colombia
Chart Lifecyle, Inc.	Delaware
Chart S.à r.l & Co. KG	Germany
Cofimco Industrial Fans India Private Ltd.****	India
Cofimco International (Shanghai) Trading Co, Inc.	China
Cofimco S.r.l.	Italy
Cryogenic Gas Technologies, Inc.	Pennsylvania
Cryo Diffusion S.A.S.	France
Cryo-Lease, LLC	Florida
Earthly Labs, LLC	Delaware
Fema S.r.l.	Italy
Flow Instruments & Engineering GmbH	Germany
GOFA Gocher Fahrzeugbau GmbH	Germany
GTC of Clarksville, LLC	Delaware
Hetsco, Inc.	Delaware
Hetsco Holdings, Inc.	Delaware
Hudson-Cofimco Limited	Hong Kong
Hudson Heat Transfer International, Inc.	Panama
Hudson Parent Corporation	Delaware
Hudson Products Corporation	Texas
Hudson Products de Mexico, S.A. de C.V.*	Mexico
Hudson Products Holdings Inc.	Delaware
Hudson Products Holdings Cooperatief UA	Netherlands
Hudson Products S.r.l.	Italy

Industrie Meccaniche di Bagnolo S.r.l.	Italy
L.A. Turbine	California
Nanjing New Metallurgy Electric Engineering Co., Ltd.**	China
Prefontaine Properties, Inc.	New Hampshire
PT. Thermax***	Indonesia
RCHPH Holdings, Inc.	Delaware
Skaff, LLC	Delaware
Skaff Cryogenics, Inc.	New Hampshire
Sustainable Energy Solutions, Inc.	Utah
Thermax, Inc.	Massachusetts
VCT Vogel GmbH	Germany
VRV Asia Pacific Private Limited	India
VRV S.r.l.	Italy
VRV Services S.r.l.	Italy

*50% of equity interests owned indirectly by the Company.
**80% of equity interests owned indirectly by the Company.
***95% of equity interests owned indirectly by the Company.
****99.8% of equity interests owned indirectly by the Company.